UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2015

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2015, the 2015 Annual Meeting of Stockholders of Biolase, Inc. (the "Company") was held at the Company's headquarters, 4 Cromwell, Irvine, California. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1. Stockholders elected all of the Company's five nominees for director to serve a one-year term until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, as set forth below:

Paul N. Clark
Votes For: 35,748,045
Votes Withheld: 312,528
Broker Non-votes: 15,077,816

Frederic H. Moll
Votes For: 35,678,096
Votes Withheld: 382,440
Broker Non-votes: 15,077,853

Jeffrey M. Nugent
Votes For: 35,702,495
Votes Withheld: 358,026
Broker Non-votes: 15,077,868

James R. Talevich
Votes For: 35,702,598
Votes Withheld: 357,923
Broker Non-votes: 15,077,868

Jonathan T. Lord
Votes For: 35,659,229
Votes Withheld: 401,296
Broker Non-votes: 15,077,864

2. Stockholders ratified the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Votes For: 50,346,943
Votes Against: 564,290
Abstentions: 227,156
Broker Non-votes: 0

3. Stockholders ratified the amendment to the Company's Bylaws, as previously approved by the Board of Directors, as set forth below:

Votes For: 34,865,631
Votes Against: 1,137,341
Abstentions: 92,505
Broker Non-votes: 15,042,912

4. Stockholders approved the amendment to the 2002 Stock Incentive Plan, as set forth below:

Votes For: 33,990,962
Votes Against: 1,997,210
Abstentions: 107,304
Broker Non-votes: 15,042,913

5. Stockholders voted, on an advisory basis, to approve the compensation of the Company's named executive officers, as set forth below:

Votes For: 35,698,733
Votes Against: 254,894
Abstentions: 141,848
Broker Non-votes: 15,042,914

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 29, 2015	By:	Jeffrey M. Nugent

Name: Jeffrey M. Nugent
Title: President and Chief Executive Officer